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                                  EXHIBIT 23.2


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the reference to our firm under the caption "Experts" and to the use of our report on the consolidated financial statements dated November 27, 1996, except as to the third paragraph of Note 13, as to which the date is August __, 1997 and our report on financial statement schedule dated August __, 1997, in the Registration Statement (Form S-1) and related Prospectus of Tropical Sportswear Int'l Corporation for the registration of 4,000,000 shares of its common stock.




                                                       Ernst & Young LLP




Tampa, Florida
August __, 1997

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The foregoing consent is in the form that will be signed upon the completion of the restatement of capital accounts described in Note 13 to the financial statements.



                                                       /s/ Ernst & Young LLP


Tampa, Florida
August 12, 1997